Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110765 and 333-113703), Form S-4 (Nos. 333-119563 and 333-114731) and Form S-8 (Nos. 333-104209, 333-104210, 333-104212, 333-117005 and 333-117006) of Hudson Highland Group, Inc. of our reports dated March 8, 2005, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Hudson Highland Group, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP

New York, New York
March 8, 2005